Exhibit 10.19

INCENTIVE UNIT PURCHASE AGREEMENT

This INCENTIVE UNIT PURCHASE AGREEMENT (this “Agreement”) is made as of                     , 2004 by and between Atlantic Broadband Group, LLC, a Delaware limited liability company (the “Company”), and                      (“Executive”). Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 7 hereof.

WHEREAS, the Company desires to issue to Executive                      of the Company’s Class D Common Units in consideration of services rendered by Executive to the Company, subject to the terms and conditions set forth herein and in the LLC Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Issuance. Subject to the terms and conditions of this Agreement and the LLC Agreement, on the date of this Agreement, the Company will issue to Executive, in consideration of services rendered by Executive to the Company, (i)                      Class D-1 Common Units, (ii)                      Class D-2 Common Units and (iii)                      Class D-3 Common Units. The Class D-1 Common Units, Class D-2 Common Units and Class D-3 Common Units issued hereunder are collectively referred to herein as the “Executive Units.” On the date hereof, the Executive Units issued hereunder have a fair market value of $0.00.

Section 2. Closing Conditions. The obligation of the Company to consummate the transactions contemplated hereby and issue Executive Units hereunder is subject to the satisfaction in full or waiver by the Company of each of the following conditions:

(a) Consummation of the Acquisition. Atlantic Broadband Finance, LLC shall have acquired the System (as defined in the Asset Purchase Agreement), or at least the portion of the System located in Miami, Florida, as contemplated by the Asset Purchase Agreement.

(b) Purchase of Class B Common Units. Executive shall have executed and delivered the Investors Securities Purchase Agreement and paid the full purchase price for the Class B Common Units to be purchased by Executive thereunder, and such agreement shall be in full force and effect.

(c) Other Agreements. Executive shall have executed and delivered each of (i) the LLC Agreement, (ii) the Members Agreement and (iii) the Registration Rights Agreement, and each such agreement shall be in full force and effect.

Section 3. Representations and Warranties of Executive. In connection with the purchase and sale of the Executive Units hereunder, Executive represents and warrants to the Company as of the date hereof as follows:

(a) The Executive Units to be acquired by Executive pursuant to this Agreement will be acquired for Executive’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, any applicable state securities laws or the terms of this Agreement, the LLC Agreement or the Members Agreement, and Executive’s interests in such units will not be disposed of in contravention of any such laws or agreements.

(b) Executive is able to bear the economic risk of the investment in the Executive Units for an indefinite period of time because the Executive Units are subject to the transfer restrictions contained herein and in the LLC Agreement and the Members Agreement and have not been registered under the Securities Act.

(c) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Executive Units and has had full access to such other information concerning the Company as Executive has requested. Executive has reviewed, or has had an opportunity to review, copies of the following documents: (i) the LLC Agreement, (ii) the Members Agreement and (iii) the Registration Rights Agreement.

(d) Each of this Agreement and the Related Agreements constitutes the legal, valid and binding obligation of Executive, enforceable against Executive in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies, and the execution, delivery, and performance of this Agreement or any of the Related Agreements by Executive does not and will not conflict with, violate, or cause a breach of any agreement, contract, or instrument to which Executive is a party or any judgment, order, or decree to which Executive is subject.

(e) Executive is an “Accredited Investor” as defined in Regulation D under the Securities Act and Executive considers himself to be an experienced and sophisticated investor and to have such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Executive Units. Executive acknowledges and understands that an investment in the Executive Units involves substantial risks and Executive is able to bear the economic risks of an investment in the Executive Units pursuant to the terms hereof, including the complete loss of Executive’s investment in the Executive Units.

(f) As a condition precedent to each issuance of the Executive Units pursuant to this Agreement, Executive shall execute and deliver to the Company and the Internal Revenue Service (the “IRS”) a timely, valid election under Section 83(b) of the Code (the “83(b) Election”). Executive understands that under Section 83(b) of the Code, regulations promulgated thereunder, and certain IRS administrative announcements (including Revenue Procedure 2001-43), in the absence of an effective election under Section 83(b) of the Code, the excess of the fair market value of the Executive Units on the date on which any forfeiture restrictions applicable to such Executive Units lapse over the price paid for such units (which, for the Executive Units issued hereunder, is $0.00) is reportable as ordinary income at that time. For this purpose, the term “forfeiture restrictions” means the restrictions on transferability, the repurchase provisions and the vesting conditions imposed under Section 5 and Section 6 hereof. Executive understands that (i) in making the 83(b) Election, Executive may be taxed at the time the Executive Units are acquired hereunder to the extent the fair market value of the Executive Units exceeds the purchase price for such units and (ii) in order to be effective, the 83(b) Election must be filed with the IRS within thirty (30) days after the date upon which the Executive Units were purchased hereunder. Executive hereby acknowledges that: (x) the foregoing description of the tax consequences of the 83(b) Election is not intended to be complete and, among other things, does not describe state, local or foreign income and other tax consequences; (y) none of the Company, ABRY or any of the Company’s or ABRY’s respective affiliates, officers, employees, agents or representatives (each, a “Related Person”) has provided or is providing Executive with tax advice regarding the 83(b) Election or any other matter, and the Company and ABRY have urged Executive to consult Executive’s own tax advisor with respect to income taxation consequences of purchasing, holding and disposing of the Executive Units; and (z) none of the Company, ABRY or any Related Person has advised Executive to rely on any determination by it or its representatives as to the fair market value specified in the 83(b) Election and will have no liability to Executive if the actual fair market value of the Executive Units on the date hereof exceeds the amount specified in the 83(b) Election.

(g) None of the Company, ABRY or any Related Person has made any representation or warranty, express or implied, as to the future performance of the Company or the present or future value of the Executive Units to be purchased by Executive. Executive further acknowledges that: (i) all forecasts, projections or illustrations of amounts that might be realized as a result of Executive’s purchase of the Executive Units that the Company, ABRY or a Related Person shared with Executive (collectively, “Illustrations”), if any, were purely hypothetical; (ii) none of the Company, ABRY or any Related Person intended for Executive to rely upon such Illustrations in the process of making an investment decision, and (iii) Executive has not relied on such Illustrations in the process of making an investment decision. _____ [initial].

Section 4. Representations and Warranties of the Company. In connection with the purchase and sale of the Executive Units hereunder, the Company represents and warrants to Executive as of the date hereof as follows:

(a) Organization, Limited Liability Company Power. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company possesses all requisite power and authority necessary to own and operate its properties, to carry on its businesses as presently conducted and to carry out the transactions contemplated by this Agreement.

(b) Executive Units Duly Issued. When issued pursuant to this Agreement, all of the Executive Units will be duly authorized, validly issued and will have been issued by the Company in compliance with applicable federal and state securities laws.

(c) Authorization; No Breach; Consents. The execution, delivery and performance by the Company or its officers of this Agreement and the Related Agreements and the offer, sale and issuance of the Executive Units hereunder have been duly authorized by the Company. Each of this Agreement and the Related Agreements constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies.

Section 5. Vesting. The Executive Units acquired by Executive pursuant to this Agreement will “vest” as provided in this Section 5. The provisions of this Section 5 will be in all respects subject to the provisions of Section 6 below.

(a) General. Subject to Sections 5(b) and 5(c) below, as of any date, the number of Executive Units of each series of Class D Common Units issued to Executive pursuant to Section 1 above that will be “Vested Units” will equal the total number of Executive Units in such series multiplied by the percentage for such date set forth on Schedule 1 attached hereto; provided, that all of the Executive Units will immediately vest and become Vested Units upon a Sale of the Company if Executive is an employee of the Company or any Subsidiary of the Company at the time such Sale of the Company is consummated. As of any date, the term “Unvested Units” means the Executive Units that are not Vested Units.

(b) Accelerated Vesting Upon Executive’s Death. Notwithstanding anything to the contrary in Section 5(a) above, upon Executive’s death, if at the time of such death Executive is employed by the Company and such death does not occur on an Anniversary Date, the number of Executive Units of each Series of Class D Common Units issued to Executive pursuant to Section 1 above that will be Vested Units will equal the sum of (i) the number of Executive Units in such series that are Vested Units as of such date pursuant to Section 5(a) above plus (ii) a pro rata portion (determined based upon the number of days that have elapsed as of the date of Executive’s death since the immediately prior Anniversary Date (or, if Executive’s death occurs prior to the first Anniversary Date, the number of days that have elapsed since the date hereof)) of the Executive Units in such series, in addition to those already vested as of the date of Executive’s death, that would have vested and become Vested Units on the next Anniversary Date had Executive remained continuously employed by the Company through such Anniversary Date. For purposes of this Section 5(b), “Anniversary Date” means each of the first five annual anniversaries of the date hereof.

(c) Termination of Vesting. Notwithstanding Sections 5(a) and 5(b) above, if Executive ceases to be employed by the Company or any of its Subsidiaries prior to a Sale of the Company, then vesting will cease, with the effect that from and after the date of such cessation the percentage of the Executive Units of each series of Class D Common Units issued to Executive pursuant to Section 1 above that will be Vested Units will be the percentage of such units that constitute Vested Units as determined pursuant to Section 5(a) above and, if applicable, Section 5(b) above as of the date such employment ceased, whether or not a Sale of the Company occurs thereafter.

(d) Transfer. Executive may transfer Vested Units or Unvested Units only in accordance with the Members Agreement, the LLC Agreement and Section 6 below. Furthermore, Executive may not agree to offer or sell, grant any call option with respect to, pledge, hypothecate, borrow against, grant a lien, security interest or other encumbrance in or on, dispose of or enter into any swap or derivative transaction with respect to any Vested Unit or Unvested Unit or any interest therein without the prior written consent of the Board. Any attempted or purported transfer, sale, grant, pledge, hypothecation or other agreement in violation of this Agreement shall be void ab initio.

(e) Rights as a Member. Executive shall be the record owner of the Executive Units until or unless such Executive Units are forfeited or repurchased pursuant to Section 6 below or transferred in accordance with the terms of the LLC Agreement and the Members Agreement, and as record owner shall be entitled to all rights granted to owners of Class D Units.

Section 6. Repurchase of Executive Units.

(a) Repurchase Option. If Executive ceases to be employed by the Company or any of its Subsidiaries (the “Termination” of Executive), the Executive Units shall be subject to repurchase by the Company (or its nominee) pursuant to the terms and conditions set forth in this Section 6.

(b) Purchase Price. The purchase price for each Unvested Unit shall be $0.01, and the purchase price for each Vested Unit shall be the Fair Market Value (as defined below) for such unit as of the date of the Termination; provided, that if the Termination results from Executive’s resignation or the Company’s or a Subsidiary’s termination of Executive’s employment for Cause, then the purchase price for each Vested Unit shall be $0.01. The “Fair Market Value” of any Vested Unit on any date means the amount determined by the Board in its good faith judgment as the amount that would be received by the holder of such Vested Unit if all of the equity securities of the Company were sold to a buyer in a single transaction and the proceeds from such transaction were allocated to the holders of equity securities of the Company as if the proceeds were distributed in a liquidation of the Company pursuant to the LLC Agreement; provided, however, that if the holder of such Vested Units disputes the Board’s determination of Fair Market Value (the “Disputing Party”) and the Disputing Party and the Board are unable to reach agreement as to the Fair Market Value within a reasonable period of time, the Company and the Disputing Party shall seek an independent appraisal of such Fair Market Value by an independent appraiser experienced in valuing securities such as the Executive Units and mutually agreeable to the Company and the Disputing Party, and the determination of such appraiser shall be final and binding upon the Company and the Disputing Party. The cost and expense of such appraisal shall be paid 50% by the Company and 50% by the Disputing Party.

(c) Repurchase Procedures. The Company (or its nominee) may elect to purchase all or any portion of the Vested Units and/or the Unvested Units by delivering written notice (the “Repurchase Notice”) to the holder or holders of such Executive Units within 90 days after the Termination of Executive (the “Repurchase Period”). The Repurchase Notice shall set forth the number of Vested Units and/or Unvested Units to be acquired from each holder of Executive Units, the aggregate consideration to be paid for such Vested Units and/or Unvested Units and the time and place for the closing of the transaction. At any time prior to the closing of such transaction, the Company may rescind the Repurchase Notice for any reason (including for no reason at all) without liability to the holders of Executive Units. The Executive Units to be repurchased by the Company shall first be satisfied to the extent possible from the Executive

Units held by Executive at the time of delivery of the Repurchase Notice. If the number of Vested Units and/or Unvested Units then held by Executive is less than the total number of Vested Units and/or Unvested Units that the Company has elected to purchase, the Company shall purchase the remaining Executive Units to be purchased from the other holder(s) of Executive Units under this Agreement, pro rata according to the number of (i) if Vested Units are to be repurchased, the Vested Units and (ii) if Unvested Units are to be repurchased, the Unvested Units, in either case, held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as close as practicable to the nearest whole units).

(d) Closing of Repurchase. The closing of the purchase of such Executive Units pursuant to Sections 6(c) above shall take place on the date designated by the Company in the Repurchase Notice. The Company (or its nominee) shall pay for such Executive Units to be purchased by delivery of a check or wire transfer of immediately available funds. In connection with the purchase of Executive Units hereunder, the Company shall be entitled to receive customary representations and warranties from the sellers regarding such sale of units (including representations and warranties regarding good title to such units, free and clear of any liens or encumbrances).

(e) Termination of Repurchase Option. The right of the Company to repurchase Executive Units pursuant to this Section 6 shall terminate upon the first to occur of a Sale of the Company or a Qualified Public Offering.

Section 7. Definitions.

“ABRY” means ABRY Partners IV, L.P., a Delaware limited liability partnership.

“Affiliate” shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Asset Purchase Agreement” means that certain Asset Purchase Agreement, dated as of September 3, 2003, by and among Charter Communications Holdings, LLC, a Delaware limited liability company, Atlantic Broadband Finance, LLC, a Delaware limited liability company, and the Sellers (as defined therein), as in effect from time to time.

“Board” means the board of managers of the Company.

“Business Day” means a day that is not a Saturday, a Sunday or a statutory or civic holiday in the State of New York or the Commonwealth of Massachusetts.

“Cause” shall have the meaning set forth in the Employment Agreement.

“Class B Common Units” has the meaning set forth in the LLC Agreement.

“Class D Common Units,” “Class D-1 Common Units,” “Class D-2 Common Units” and “Class D-3 Common Units” each has the meaning set forth in the LLC Agreement.

“Code” means the United States Internal Revenue Code of 1986, as in effect from time to time.

“Common Units” has the meaning set forth in the LLC Agreement.

“Employment Agreement” means the Executive Employment Agreement, dated as of the date hereof, by and between Executive and Atlantic Broadband Management, LLC, as in effect from time to time.

“Employment Period” means the period beginning on the date hereof and ending as of the Termination.

“Investors Securities Purchase Agreement” means the Investors Securities Purchase Agreement, dated as of the date hereof, by and among the Company, Executive and the other investors that are parties thereto, as in effect from time to time.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Atlantic Broadband Group, LLC, dated as of the date hereof, as in effect from time to time.

“Members Agreement” means the Members Agreement, dated as of the date hereof, by and among the Company and its members and the option holders that are parties thereto, as in effect from time to time.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint share company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means an underwritten public offering and sale of any common ownership interest of the Company or any securities issued with respect to, or in exchange for any common ownership interest of the Company pursuant to an effective registration statement under the Securities Act.

“Qualified Public Offering” means a Public Offering after which the Company’s common equity securities will be traded on a U.S. national securities exchange or on the NASDAQ Stock Market.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and among the Company and certain of its members and the option holders that are parties thereto, as in effect from time to time.

“Related Agreements” means, collectively, the LLC Agreement, the Members Agreement, the Registration Rights Agreement and the Investors Securities Purchase Agreement.

“Sale of the Company” means the sale of the Company, in a single transaction or a series of related transactions, to a third party (which is not an Affiliate of the Company or of ABRY) pursuant to which such third party acquires Common Units representing a majority of the outstanding Points (as defined in the LLC Agreement), whether by merger, consolidation, recapitalization, reorganization, purchase of the outstanding Common Units or otherwise, or all or substantially all of the consolidated assets of the Company.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of units entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

Section 8. Miscellaneous.

(a) Consent to Amendments. No modification, amendment or waiver of any provision of this Agreement shall be effective against any party hereto unless such modification, amendment or waiver is approved in writing by such party. No other course of dealing between the Company and Executive or any delay in exercising any rights hereunder will operate as a waiver by any of the parties hereto of any rights hereunder.

(b) Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition to other transfer restrictions set forth in this Agreement, the LLC Agreement or in the Members Agreement, Executive may not transfer any units purchased hereunder until the transferee of such units shall have agreed in writing to be bound by the provisions of this Agreement affecting the units so transferred.

(c) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(d) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

(e) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement will be by way of example rather than by limitation.

(f) Governing Law. ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE SHALL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT (AND THE SCHEDULE HERETO), EVEN THOUGH UNDER DELAWARE’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

(g) Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(h) Submission to Jurisdiction. ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK OF THE UNITED STATES AND EACH PARTY HEREBY SUBMITS TO AND ACCEPTS THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS. IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH PARTY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY ANY MEANS SPECIFIED FOR NOTICE PURSUANT TO

SECTION 8(i). TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(i) Notices. All notices, demands or other communications to be given or delivered by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) on the date of personal delivery to the recipient or an officer of the recipient, or (ii) when sent by telecopy or facsimile machine to the number shown below on the date of such confirmed facsimile or telecopy transmission (provided that a confirming copy is sent via overnight mail), or (iii) when properly deposited for delivery by a nationally recognized commercial overnight delivery service, prepaid, or by deposit in the United States mail, certified or registered mail, postage prepaid, return receipt requested. Such notices, demands and other communications will be sent to each party at the address indicated for such party below:

If to the Company:

c/o ABRY Partners, LLC

111 Huntington Avenue, 30th Floor

Boston, Massachusetts 02199

Facsimile:	(617) 859-7205
Attention:	Jay Grossman

with a copy (which will not constitute notice to the Company) to:

Kirkland & Ellis LLP

Citigroup Center

153 East 53rd Street

New York, NY 10022

Facsimile:	(212) 446-4900
Attention:	John L. Kuehn, Esq. Armand A. Della Monica, Esq.

If to Executive:

Atlantic Broadband Group, LLC

One Batterymarch Park

Suite 405

Quincy, MA 02169

Attention:	___________
Facsimile:	617-786-8803

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(j) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(k) Entire Agreement. Except as otherwise expressly set forth in this Agreement, this Agreement and the other agreements referred to in this Agreement embody the complete agreement and understanding among the parties to this Agreement with respect to the subject matter of this Agreement, and supersede and preempt any prior understandings, agreements, or representations by or among the parties or their predecessors, written or oral, which may have related to the subject matter of this Agreement in any way.

(l) Time is of the Essence. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder shall fall upon a day that is not a Business Day, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a Business Day.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Incentive Unit Purchase Agreement on the date first written above.

ATLANTIC BROADBAND GROUP, LLC

By:
Name:
Its:

SCHEDULE 1

Vesting Schedule

Date	Percentage of Class D-1 Common Units, Class D-2 Common Units and Class D-3 Common Units that will be Vested Units
Prior to the first annual anniversary of the date hereof, if no Sale of the Company has occurred.	0%

On or after the first annual anniversary of the date hereof, but prior to the second anniversary of the date hereof, if no Sale of the Company has occurred.	10%

On or after the second annual anniversary of the date hereof, but prior to the third anniversary of the date hereof, if no Sale of the Company has occurred.	30%

On or after the third annual anniversary of the date hereof, but prior to the fourth anniversary of the date hereof, if no Sale of the Company has occurred.	50%

On or after the fourth annual anniversary of the date hereof, but prior to the fifth anniversary of the date hereof, if no Sale of the Company has occurred.	75%

From and after the fifth annual anniversary of the date hereof.	100%